UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2020
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
3025 Highland Parkway Downers Grove, Illinois 60515 (Address of Principal Executive Offices)
855-377-0510 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Estimated Value per Share
On May 9, 2019, InvenTrust Properties Corp. (the “Company”) announced an estimated per share value of its common stock equal to $3.14 as of May 1, 2019, to assist broker dealers that sold the Company’s common stock in its initial and follow-on “best efforts” offerings to comply with the rules regarding account statement reporting published by the Financial Industry Regulatory Authority (“FINRA”).
Due to increased uncertainty related to the financial impact of COVID-19, the Audit Committee of the Company’s Board of Directors has determined that, at this time, the Company will not publish an estimated per share value of its common stock in May of 2020. The Company will continue to monitor and evaluate the situation and will update stockholders regarding its estimated per share value when it is better able to assess the financial impact of COVID-19 on its assets and business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INVENTRUST PROPERTIES CORP.

Date: March 18, 2020    By:

/s/ Thomas P. McGuinness
Name:     Thomas P. McGuinness
Title    President and Chief Executive Officer